   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                CTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                INDIANA                                     3670                                   35-0225010
        (State of Incorporation)                (Primary Standard Industrial                    (I.R.S. Employer
                                                Classification Code Number)                   Identification No.)

                            905 WEST BOULEVARD NORTH
                             ELKHART, INDIANA 46514
                                 (219) 293-7511

                         (Principal Executive Offices)

                            JEANNINE M. DAVIS, ESQ.
                   EXECUTIVE VICE PRESIDENT--ADMINISTRATION,
                         GENERAL COUNSEL AND SECRETARY
                                CTS CORPORATION
                            905 WEST BOULEVARD NORTH
                             ELKHART, INDIANA 46514
                           TELEPHONE: (219) 293-7511
                              (Agent for Service)

                         ------------------------------

                                   COPIES TO:
                            MARILYN W. SONNIE, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                                   32ND FLOOR
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 326-3939

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement, as determined by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                            ------------------------

                         CALCULATION TABLE ON NEXT PAGE

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED             PROPOSED
                                                                     MAXIMUM              MAXIMUM
                                                                    OFFERING             AGGREGATE            AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO       AMOUNT TO BE           PRICE PER            OFFERING           REGISTRATION
             BE REGISTERED                   REGISTERED(1)         UNIT(1)(2)        PRICE(1)(2)(3)(4)           FEE
Debt Securities(5)......................  }                    }                    }                    }
Common Stock, without par value.........  }                    }                    }                    }
Preferred Stock, without par value(5)...  }                    }                    }                    }
Warrants(5).............................  }                    }                    }                    }
    Total...............................     $500,000,000         $500,000,000         $500,000,000           $139,000

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. The amount specified represents the aggregate initial offering price of the securities registered hereunder and the exercise price for any securities issuable upon exercise of warrants.

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(3) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) The number of shares of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933.

(5) Also includes such indeterminate principal amount of debt securities or such indeterminate number of shares of preferred stock or common stock as may be issued upon conversion, exchange or exercise of any debt securities, preferred stock, or warrants that provide for conversion, exchange or exercise into or for such other securities.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED NOVEMBER 10, 1999

PROSPECTUS

                                CTS CORPORATION

                            905 WEST BOULEVARD NORTH
                             ELKHART, INDIANA 46514
                                 (219) 293-7511

                                  $500,000,000

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                                    WARRANTS

                               ------------------

    We will provide specific terms of the securities offered to the public in supplements to this prospectus.

    This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. The prospectus supplement is more specific than this prospectus and to the extent information differs from this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any supplement very carefully before you invest.

                            ------------------------

    Our common stock is listed on the New York Stock Exchange under the trading symbol "CTS." Any common stock we sell pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.

                            ------------------------

    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
                                   COMMISSION
HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS
   IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                            ------------------------

                  This prospectus is dated             , 1999.

                               TABLE OF CONTENTS

The Company.................................................      3

A Warning about Forward-looking Statements..................      3

Risks Related to Our Business...............................      3

Use of Proceeds.............................................      6

Ratio of Earnings to Fixed Charges..........................      7

Description of Debt Securities..............................      7

Description of Stock........................................     12

Indiana Business Corporation Law and the Articles of
  Incorporation and Bylaws..................................     13

Description of Warrants.....................................     17

About this Prospectus.......................................     17

Where You Can Find More Information.........................     18

Plan of Distribution........................................     18

Legal Matters...............................................     19

Experts.....................................................     19

                                  THE COMPANY

    CTS is headquartered in Elkhart, Indiana. We design, manufacture, assemble and sell a broad line of passive electronic components and electronic assemblies. Our main customers are worldwide original equipment manufacturers in the computer equipment, automotive and communications equipment businesses.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

    "Forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act are contained in, or incorporated by reference into, this prospectus. Forward-looking statements are typically identified by the words "anticipate," "believe," "estimate," "expect," "project," "imply," "intend" and similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. Our actual operating results, liquidity and financial condition could be materially different from those contemplated by these forward-looking statements for various reasons, including risks associated with our integration of acquired operations, competitive factors and pricing pressures, shifts in market demand and general economic conditions, risks associated with our foreign operations and developments and other factors discussed below.

    We can not guarantee that the results and events contemplated by forward-looking information will in fact occur and you should not rely unduly on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements.

                         RISKS RELATED TO OUR BUSINESS

WE MAY BE UNABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES WHICH COULD MAKE SOME OF OUR PRODUCTS OR PROCESSES OBSOLETE BEFORE WE REALIZE ON OUR INVESTMENT.

    The field of technology relating to our research and development activities has undergone rapid and significant technological development. Specifically, the market for products in the telecommunications industry is characterized by technological change, frequent new product introductions and enhancements, changes in customer requirements and emerging industry standards. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products obsolete and unmarketable before we can recover any or all of our research, development and commercialization expenses. The life cycles of our products are difficult to estimate.

    Our future success will depend upon our ability to develop and introduce new products and product enhancements on a timely basis that keep pace with technological developments and emerging industry standards and address increasingly sophisticated requirements of our customers. We cannot assure you that we will be successful in developing and marketing new products or product enhancements that respond to technological changes or evolving industry standards. Nor can we assure you that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products or product enhancements, or that our new products or product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If we are unable, for technological or other reasons, to develop and market new products or product enhancements in a timely and cost-effective manner, our business, financial condition and results of operations could be materially adversely affected.

IF WE ARE UNABLE TO BROADEN AND DEEPEN OUR SENIOR MANAGEMENT TEAM OUR BUSINESS
  COULD SUFFER

    With the Motorola components acquisition in early 1999, CTS substantially increased in size, diversified its product offerings and added substantial intellectual property assets and research and development functions to its business. The Motorola acquisition followed another substantial acquisition completed by CTS in 1997. CTS recently realigned senior management group and is in the process of recruiting other senior managers to respond to these developments and as a part of it ordinary succession planning process. We can not guarantee that we will be successful in our efforts to broaden and deepen our senior management team and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE UNABLE TO MAINTAIN OUR EXISTING CUSTOMER BASE, OUR BUSINESS COULD SUFFER.

    A portion of our net sales are made directly to original equipment manufacturers. Our customer base is highly concentrated and, over the past three years, our top ten customers have accounted for a significant percent of our sales. The termination by one or more of these customers of its relationship with us could have a material adverse effect upon our revenues and our financial condition.

WE FACE RISKS AS AN INTERNATIONAL COMPANY WITH NON-U.S. REVENUES.

    We are an international company and approximately a fourth of our assets are non-U.S. A substantial portion of these assets, other than cash and cash equivalents, cannot be readily liquidated and are exposed to the normal risks of international operations, including:

    - political and economic instability;

    - expropriation;

    - currency controls;

    - fluctuations in exchange rates;

    - changes in government regulation; and

    - exposure to different legal standards and exchange rates.

    In addition, these same factors may also place us at a competitive disadvantage to some of our non-U.S. competitors.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR ACQUISITION STRATEGY DUE TO THE LACK OF AVAILABLE SUITABLE CANDIDATES, DIVERSION OF MANAGEMENT TIME, THE RISK OF UNDISCLOSED LIABILITIES AND LACK OF AVAILABLE CAPITAL.

    Our growth has been achieved, in part, by acquisitions. As part of our overall business plan, we may from time to time consider strategic acquisitions of other companies or investments in joint ventures that we believe can benefit from our operations, management and access to capital or enhance our relationships with existing or potential new customers. Our ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital. In addition, growth by acquisition involves risks that could adversely affect our operating results, such as:

    - the substantial amount of management time that may be diverted from operations in order to pursue and complete acquisitions;

    - difficulties in managing the additional operations and personnel of acquired companies; and

    - the potential loss of key employees of acquired companies.

    Although we perform a due diligence investigation of each business that we acquire, there may nevertheless be liabilities of the acquired companies that we fail or are unable to discover during our due diligence investigation and for which we, as a successor owner, may be responsible. In connection with our acquisitions, we generally seek to minimize the impact of these liabilities by obtaining indemnities and warranties from the seller, if practicable. However, these indemnities and warranties may not fully cover the liabilities due to their limited scope, amount, or duration, the financial limitations of the indemnitor or warrantor or other reasons and may not be obtainable in mergers and other transactions.

    We recently acquired the Components Products Division of Motorola, Inc. and are still in the process of integrating its operations. This business has represented 39% of our sales over the first nine months of 1999. Our business and financial results may be adversely affected by the need to divert management time away from normal day to day business activities to attend to operating difficulties related to the integration of this division and other businesses we may acquire in the future. In addition, there can be no assurance that any acquired business, including the former Motorola divisions, will contribute to our financial results in the manner anticipated at the time of acquisition.

    Further, future acquisitions may require us to seek additional debt or equity financing, which could potentially result in diluted earnings per share or increased leverage, taxes, and amortization of goodwill, among others. In addition, substantial time and expense may be required to reconcile the accounting policies and practices of the acquired companies with our policies and practices. These factors could adversely affect our future operating results, financial position and cash flows.

WE FACE RISKS RELATING TO THE PROTECTION OF OUR INTELLECTUAL PROPERTY

    The success of our business depends, in part, upon our ability to protect trade secrets, copyrights, and patents, obtain or license patents and operate without infringing on the rights of others. We rely on a combination of trade secrets, copyrights, patents, nondisclosure agreements and technical measures to protect our proprietary rights in our products and technology. Such protection may not preclude competitors from developing products with features similar to our products.

    We believe that patents will play an increasingly important role in our commercial business. However, we cannot assure that any issued patent will provide us with any competitive advantages nor can we assure that the patents will not be challenged by third parties or that the patents of others will not adversely affect our ability to do business.

WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST LARGER COMPETITORS.

    We operate in a highly fragmented and competitive industry. Although no single competitor competes with us along all product lines, we compete with a variety of suppliers with different subsets of our products. Additionally, many of our customers are seeking to consolidate their business among one or more preferred or qualified suppliers. If any customer becomes dissatisfied with our prices, quality or timeliness of delivery, among other things, it could award future business or, in an extreme case, move existing business to our competitors. Moreover, some of our customers could choose to manufacture and develop particular components themselves rather than purchase them from us. We cannot assure you that our products will continue to compete successfully with our competitors' products, including original equipment manufacturers themselves, many of which are significantly larger and have greater financial and other resources.

DISRUPTIONS IN THE AUTOMOTIVE INDUSTRY COULD CAUSE THE LOSS OF ONE OR MORE OF OUR CUSTOMERS WHICH COULD HARM OUR BUSINESS.

    A significant market for our products is the automotive industry. The automotive industry is generally highly unionized and some of our customers have, in the past, experienced labor disruptions. The automotive industry is also cyclical in nature and subject to changes in general economic conditions. General economic and specific industry downturns, as well as a prolonged disruption in one more of our customers' production could have a negative impact on the market for our products and therefore could have a material adverse effect on our business and financial results.

ANTI-TAKEOVER PROVISIONS WOULD DETER OR PREVENT A CHANGE OF CONTROL.

    We are an Indiana corporation subject to Indiana state law. Some of these state laws could interfere with or restrict takeover bids or other change-in-control events affecting us. Also, there are provisions in our articles of incorporation, bylaws, and other agreements to which we are a party, which could delay, defer or prevent a change in control of CTS, even if a change in control would be beneficial to shareholders. We have also opted out of Indiana's "control share acquisition" provisions, which restrict the voting rights of shares acquired in transactions which cause the beneficial owner of the shares to exceed specified ownership thresholds. In addition, we have entered into a rights agreement which provides for a dividend of one right for each share of our common stock outstanding on September 10, 1998. The rights become exercisable upon the occurrence of specified events. The existence of the rights could also deter a takeover attempt.

    In addition, our articles of incorporation allow us to issue up to 75,000,000 shares of common stock and 25,000,000 shares of preferred stock without shareholder approval. The board of directors has the authority to determine the price and terms under which the additional common or preferred stock may be issued. Issuance of this common and preferred stock could make it more difficult for a third party to acquire control of CTS.

                                USE OF PROCEEDS

    The net proceeds from the sale of the offered securities will be used for general corporate purposes, including repayment of debt, acquisitions, research and development, plant expansions and further investments in technology. Any additional uses of net proceeds will be discussed in the accompanying prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

    Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                        SIX MONTHS   FISCAL YEAR    FISCAL YEAR    FISCAL YEAR    FISCAL YEAR    FISCAL YEAR
                          ENDED         ENDED          ENDED          ENDED          ENDED          ENDED
                         JULY 4,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                           1999          1998           1997           1996           1995           1994
                        ----------   ------------   ------------   ------------   ------------   ------------
Consolidated ratio of
  earnings to fixed
  charges
  (unaudited).........    5.6x*         18.6x          13.3x          19.3x          13.7x          19.3x

------------------------

    * On a pro forma basis after giving effect to the acquisition of the components products division of Motorola, our consolidated ratio of earnings to fixed changes (unaudited) for the fiscal year ended December 31, 1998 would have been 4.4x.

    For these ratios, "earnings" consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). "Fixed charges" consist of interest incurred on indebtedness, amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest. These computations are made on a consolidated basis with our subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    We may offer unsecured general obligations of our company in the form of either senior or subordinated debt, referred to generally as debt securities. Senior debt includes our notes, debt, and guarantees, which are for money borrowed and not subordinated. Subordinated debt, designated at the time it is issued, is entitled to interest and principal payments after the senior debt payments.

    The senior and subordinated debt will be issued under one or more indentures between CTS and a U.S. banking institution. The form of indenture for senior debt has been filed as an exhibit to the registration statement of which this prospectus forms a part and, if we decide to issue any subordinated debt, the form of indenture for the subordinated debt will be filed as an exhibit to such registration statement by means of a post-effective amendment. You should read the indenture for provisions that may be important to you.

    We have summarized select provisions of the senior debt indenture below. Any subordinated indenture will contain substantially similar terms, plus additional terms relating to subordination. This summary is not complete. References to section numbers of the indenture have been included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indenture.

    The indenture does not limit the aggregate amount of debt securities that may be issued. The debt securities may be issued from time to time in more than one series and may be issued at a discount from their stated principal amount and in any currency designated by us.

    A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

    - The title and type of the debt securities;

    - The total principal amount of the debt securities;

    - The interest rate which the debt securities will bear and the interest payment dates for the debt securities;

    - Any optional redemption periods;

    - Any mandatory or optional sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

    - Any provision granting special rights to holders when a specified event occurs;

    - The denomination in which any debt securities will be issuable;

    - The currency in which payment of principal, premiums and interest will be payable, if it is not the currency of the United States of America;

    - The formula used to determine the amounts of payments of principal, premium and interest;

    - If the debt securities are issued in the form of global securities, the identity of the depositary;

    - Any subordination provisions;

    - Any special tax implication of the debt securities, including provisions for "original issue discount securities," if offered; and

    - Any other terms of the debt securities.

    The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in the registered form and in what minimum amounts. The payment of principal premium, if any, and interest on the debt securities will be payable at an office or agency maintained by CTS. This office will also register the exchange, conversion or transfer of debt securities.

GLOBAL SECURITIES

    The debt securities issued may be in the form of global certificates that will be deposited with a depositary identified in the applicable prospectus supplement. The global securities issued will be equal to the aggregate principal amount of debt securities of the series. Unless it is exchanged in whole or in part for debt securities in registered form, a global certificate may generally be transferred only as a whole unless it is being transferred to nominees or the depositary.

    The terms of any portion of debt securities to be represented by a global security will be described in an applicable prospectus supplement.

    The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary. If the securities are sold directly by CTS, the accounts to be credited will be designated by the underwriters, agents or CTS.

    Beneficial interest in such global securities will be limited to participants or persons that hold interests through them. Ownership and transfer of beneficial interest will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interest in a global security.

    The depositary registered as owner of such global security will be the sole owner for all purposes of the applicable indenture. Unless the prospectus supplement provides otherwise, each owner of beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of a global security.

    The prospectus supplement will describe the method of payment of principal, interest and premium, if any, and interest on a global security. Payments of principal, premium and interest on debt securities will be made to the registered depositary or its nominee.

    CTS, the Trustee, any paying agent or the registrar of debt securities have no responsibility or liability to record payments made on account of beneficial ownership interests.

    Unless otherwise stated, The Depository Trust Company will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by The Depository Trust Company and its participants.

SUBORDINATION

    If we decide to issue any or all of the debt securities as subordinated debt, the prospectus supplement relating to such subordinated debt will set forth the terms of any indenture that may apply and the right of the holders of the subordinated debt to the extent such terms differ from those described herein with respect to the senior debt. In general, under the indenture, payment of the principal, interest and any premium on the subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all senior debt. Such indenture will also provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

    - of any insolvency, bankruptcy or similar proceeding involving CTS or our property, or

    - we fail to pay the principal, interest and premium or any other amounts on any senior debt when due.

    Such indenture will not limit the amount of senior debt that we may incur.

    Senior debt will be defined to include all notes or other unsecured evidences of indebtedness including guarantees of CTS for money borrowed by CTS, not expressly stated to be subordinate or junior in right of payment to any other indebtedness of CTS.

CERTAIN COVENANTS

    Under the indenture, we will:

    - maintain an office or agency as a place of payment;

    - deposit sufficient funds with any paying agent or trust, on and before the due date for any principal, interest or premium;

    - pay all taxes and other assessments imposed on us or our subsidiaries or their properties;

    - maintain all business properties in working order;

    - preserve our existence, charter and statutory rights, and franchises, and cause our subsidiaries to do the same; and

    - comply with all applicable laws.

    Any restrictive covenants applicable to any series of debt securities will be described in a prospectus supplement.

EVENTS OF DEFAULT

    "Event of Default" when used in the indenture, will mean any of the following:

       (1) failure to pay the principal or any premium on any debt security when due;

       (2) failure to pay interest on any debt security for 30 days;

       (3) failure to deposit any sinking fund payment when due;

       (4) failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

       (5) failure to pay any other indebtedness at maturity or when due in excess of $100 million and which results in the indebtedness becoming due prior to its stated maturity;

       (6) particular events of bankruptcy, insolvency or reorganization of our company; and

       (7) any other Event of Default included in any indenture or supplemental indenture.

    Once a default occurs the Trustee will give notice to all holders within time periods prescribed by the Trust Indenture Act of 1939, except that, in the case of a breach of particular covenants, the Trustee will be prohibited from giving such notice for at least 30 days after such breach occurs.

    If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in the aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens subject to the conditions contained in the indenture, the holders of an aggregate principal amount of the debt securities of that series could void the declaration.

    Other than duties in case of default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. We will be required to furnish the Trustee with notice of any incurred event of default within 10 days of our becoming aware of its occurrence. If they provide this reasonable indemnification, the holders of majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee or exercising any power conferred upon the Trustee, for any series of debt securities.

    CTS will provide the Trustee a statement of its performance under the indenture and any default on a yearly basis.

MODIFICATION AND WAIVER

    Under the indenture, our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

    The following modifications are not effective against any holder without its consent:

    - change in the principal or interest payment terms of any debt security;

    - reduction in the principal amount, the rate of interest, or premium, if any, payable upon redemption of any debt security;

    - reduction of the principal amount payable upon acceleration of an original issue discount security; and

    - changes in the place or currency of payment of principal, interest or premium, if any.

    Holders of a majority in the aggregate principal amount of any series of debt securities, may waive CTS' compliance with certain covenants of the indenture, on behalf of all holders. They may also waive any past defaults under the indenture unless any such default relates to the payment of principal, interest or any premium.

DEFEASANCE

    We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series if:

    - no Event of Default has occurred or would occur as a result of this deposit or, in the case of an Event of Default relating to our bankruptcy, insolvency or reorganization, within 90 days of the deposit; and

    - we deliver an opinion of counsel that the tax matters described below are not applicable.

If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture and we will be released from our obligations to comply with the covenants described above under COVENANTS, except for our obligations relating to registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities and our obligations to maintain an office or agency in respect of the debt securities and hold moneys for payment in trust. In addition, the Events of Default relating to covenants from which we are released and those described in clauses (3), (5) and (7) above under EVENTS OF DEFAULT will no longer be Events of Default.

    Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder may be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders may be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

SATISFACTION AND DISCHARGE

    We will be discharged from our obligations under the indenture when:

    - we deliver all debt securities previously authenticated and delivered to the Trustee for cancellation; or

    - all debt securities have become payable or will be payable within one year; or

    - all debt securities will be redeemable within one year and we deposit with the Trustee sufficient cash to pay the principal, interest and any premium due on such debt securities.

REGARDING THE TRUSTEE

    The indenture limits the right of the Trustee, should it become a creditor of CTS within three months of, or subsequent to, a default by CTS to make payment in full of principal of or interest on any series of debt securities when due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee's rights as a creditor of CTS will not be limited if the creditor relationship arises from, among other things:

    - the ownership or acquisition of securities issued under the indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

    - advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

    - disbursements made in the ordinary course of business in its capacity as indenture Trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

    - indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

    - the acquisition, ownership, acceptance, or negotiation of drafts, bills of exchange, acceptances, or other obligations.

The indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest and there is an Event of Default with respect to any series of debt securities, it must eliminate such conflict or resign.

LIMITATIONS ON MERGER AND OTHER COVENANTS

    A merger or consolidation between CTS and another corporation is generally permitted. We can also sell all or substantially all of our assets and property. This can happen if we are the surviving person or the other person assumes all responsibilities and liabilities under the indenture and no Event of Default would occur. The surviving company must also be a corporation organized under the United States laws and a foreign corporation would not qualify.

    The remaining or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under the indenture and under the debt securities.

GOVERNING LAW

    The indenture and the debt securities will be governed by the laws of the State of New York.

                              DESCRIPTION OF STOCK

    Our authorized capital stock is comprised of 100 million shares, consisting of 75 million shares of common stock and 25 million shares of preferred stock.

COMMON STOCK

    Our outstanding shares of common stock are traded on the New York Stock Exchange under the symbol "CTS." The registrar is State Street Bank and Trust Company and the transfer agent is CTS with State Street Bank and Trust Company as co-transfer agent. The holders of our common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of our shareholders. Common shareholders are not entitled to preemptive rights and have no rights to convert their common stock shares into other securities of CTS or to have their shares redeemed by CTS.

    Upon satisfaction of our obligations to preferred shareholders, the common shareholders may receive dividends when declared by the board of directors. If we liquidate, dissolve or wind-up our business, holders of our common stock will share equally in the assets remaining after we pay all of our creditors and satisfy all our obligations to preferred shareholders.

PREFERRED STOCK

    The following description of the terms of our preferred stock sets forth the general terms and provisions of our authorized preferred stock. If we offer preferred stock, the specific designations and rights will be described in the prospectus supplement which will be filed with the Securities and Exchange Commission.

    Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. The board can determine the number of shares of each series and the rights, preferences and limitations of each series including dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay, defer or prevent a change in control of CTS and make it harder to remove present management, without further action by our shareholders. Under certain circumstances, preferred stock could also decrease the amount of earnings and assets available for distribution to holders of our common stock if we liquidate or dissolve and could also restrict or limit dividend payments to holders of our common stock.

    Our board of directors has not issued any series of preferred stock to date. The transfer agent, registrar and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement.

              INDIANA BUSINESS CORPORATION LAW AND THE ARTICLES OF
                            INCORPORATION AND BYLAWS

GENERAL

    In general, our articles of incorporation and bylaws provide the following:

    - That the board of directors fix the number of directors within a specified range. At present we have six directors;

    - The existing directors will fill any vacancy or newly created directorship with any new director; and

    - Only the chairman of the board, the board of directors or the president can call a board of directors meetings.

    We are an Indiana corporation and we are subject to the Indiana Business Corporation Law. Under the laws of Indiana, the articles of incorporation can be amended only with the approval of our board of directors and our shareholders. Our bylaws provide that they cannot be amended without the approval of a majority of our board of directors.

    Provisions of the Indiana Business Combination Law, of our articles of incorporation and bylaws and of the Rights Agreement dated as of August 28, 1998 between CTS and State Street Bank and Trust Company, as Rights Agent, may discourage or make more difficult the acquisition of control of CTS through a tender offer, open market purchase, proxy contest or otherwise. These provisions are intended to discourage or may have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of CTS first to negotiate with us. Our management believes that the foregoing measures, many of which are substantially similar to the takeover-related measures in effect for many other publicly-held companies, provide benefits by enhancing our ability to negotiate with a person making an unfriendly or unsolicited proposal to take over or restructure CTS. We believe that these benefits outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

    Provisions of the Indiana Business Combination Law, in addition to provisions of our articles of Incorporation and bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have anti-takeover effect. We have summarized the key provisions below. The descriptions are not complete. You should read the actual provisions of our Articles and bylaws and the Indiana Business Combination Law that relate to your individual investment decision.

RIGHTS AGREEMENT

    On August 28, 1998, our board of directors declared a dividend distribution of one "Right" for each share of our common stock outstanding on September 10, 1998. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as
Exhibit 1 to our Form 8-K filed on September 1, 1998. Capitalized terms have been used in this section for your convenience and have the same meaning as specified in the Rights Agreement.

    The Rights are non-exercisable, non-transferable and non-separable from our common stock until the "distribution date" which occurs on the earlier of:

    - the public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our then outstanding common stock (the date of such public announcement being the "Share Acquisition Date") or

    - ten business days following the commencement of a tender offer or exchange offer by a person or group of associated or affiliated persons which would result in beneficial ownership by such person or group of 15% or more of our then outstanding common stock.

    In general, at any time prior to their expiration on August 27, 2008 or until the Share Acquisition Date, our board of directors may, in its discretion, redeem the Rights in whole, but not in part, at a price of $.01 per Right. Under certain circumstances, the decision to redeem requires the concurrence of a majority of the directors that were members of our board of directors prior to August 28, 1998 or were recommended for or approved as a director by a majority of such directors and who is not an Acquiring Person or an associate, affiliate, representative or nominee of an Acquiring Person.

    Each share of Series A Junior Participating Preferred Stock, when issued, will be non-redeemable and entitled to cumulative dividends and will rank junior to any series of preferred stock senior to it. In connection with the declaration of a dividend on our common stock, a preferential dividend will be payable on the Series A Junior Participating Preferred Stock in an amount equal to the greater of:

    - $1.00 per share; and

    - an amount equal to 100 times the dividend declared on the common stock.

    Subject to customary anti-dilution provisions, in the event of liquidation, the holders of the Series A Junior Participating Preferred Stock will be entitled to a preferential liquidation payment equal to the greater of (a) 100 times the then applicable Purchase Price for the Rights and (b) an amount equal to 100 times the liquidation payment made on the common stock, if any.

    In the event, such an event is defined in the Rights Agreement as a "Flip-In Event," that

    - any person or group becomes an Acquiring Person,

    - any Acquiring Person or its affiliate or associate, directly or indirectly,

       (1) merges into or combines with us and we are the continuing or surviving corporation,

       (2) merges into or combines with any of our subsidiaries,

       (3) in one or more transactions, transfers cash, securities or other property to us in exchange for, or the right to acquire, our capital stock or that of any of our subsidiaries,

       (4) engages in certain transactions with us which are not at arm's length,

       (5) receives any compensation from us other than as a director or full-time employee, or

       (6) receives any financial assistance or tax credits or advantages from us or any of our subsidiaries, or

       (7) during such time as there is an Acquiring Person, there is a reclassification of our securities or we consummate a recapitalization or any other transaction,

which in each case has the effect of increasing by more than 1% the proportionate share of any Acquiring Person or any affiliate or associate thereof with respect to any class of our outstanding securities, each holder of a Right will have the right to receive, upon exercise, that number of shares of our common stock as equals the result obtained by

    - multiplying the Purchase Price by the number of one-hundredths of a share of Series A Junior Participating Preferred Stock for which a Right was exercisable prior to the triggering event, and

    - dividing that product by 50% of the market price per share of our common stock on the date the triggering event occurs.

In the event such an event is defined in the Rights Agreement as a "Flip-Over Event" that at any time after any person or group becomes an Acquiring Person,

    - we consolidate with or merge with or into any person and we are not the continuing or surviving corporation,

    - any person consolidates with or merges with or into us and we are the continuing or surviving corporation, but all or part of our common stock is changed or exchanged for stock or securities of any other person or cash or any other property, or

    - we sell or transfer, in one or more transactions, 50% or more of our assets or earning power to any person,

each holder of a Right will have the right to receive, upon exercise, that number of shares of common stock as equals the result obtained by

    - multiplying the Purchase Price by the number of one-hundredths of a share of Series A Junior Participating Preferred Stock for which a Right was exercisable prior to the Share Acquisition Date, and

    - dividing that product by 50% of the market price per share of our common stock on the date the triggering event occurs.

Each Right, when exercisable, currently entitles the registered holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $125.00 per share. Upon the occurrence of a "Flip-In Event" or a "Flip-Over Event," all Rights held by any Acquiring Person or any of its affiliates or associates, or any transferee of any of them, will become null and void.

    In addition, at any time after the Distribution Date but prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of our then outstanding shares of common stock, we may exchange all or a portion of the Rights other than any Rights that have become void at an exchange ratio of one share of common stock per Right.

    The Rights may have certain anti-takeover effects, including deterring someone from acquiring control of CTS in a manner or on terms not approved by our board of directors. The Rights would not interfere with any merger or other business combination approved by our board of directors, because the Rights may generally be redeemed by us as described above or the Rights Agreement may be amended.

BYLAW PROVISIONS

    Article XXI of our bylaws incorporates certain provisions of Chapter 23 of the Indiana Business Combination Law, which provide that a corporation may adopt rights, options or warrants relating to any transaction or proposed transaction that would result in a change of control if consummated. Under the Indiana Business Combination Law and our by-laws, our board of directors may, in such circumstances, include provisions requiring the approval of the "continuing directors" of the corporation for the redemption or exchange of the rights, options or warrants or the amendment of the corresponding contracts, warrants or instruments. The period requiring such approval may not exceed three years after the later of

    - the time that the "continuing directors" no longer constitute the majority of the directors of the corporation; or

    - there is an "interested shareholder."

    The Indiana Business Combination Law permits a corporation to define a "continuing director" and an "interested shareholder." Under our bylaws, a "continuing director" is defined as a director who:

    - is not an "interested shareholder" or any affiliate, associate, representative or nominee of an "interested shareholder" or any affiliate thereof; and

    - is either a member of our board of directors as of the date of issuance of the rights, options or warrants or subsequently becomes a member of our board of directors if his or her election or nomination was approved or recommended by a majority of our board of directors (including a majority of continuing directors then on our board and excluding any member whose election resulted from any actual or threatened proxy or other election contest).

BUSINESS COMBINATIONS

    Chapter 43 of the Indiana Business Combination Law prohibits certain "Business Combinations," including mergers, sale of assets, recapitalization and reverse stock splits with interested shareholders. Interested shareholders are holders of more than 10% of any class of a voting stock of a corporation. Transactions between a corporation and an interested shareholder requires approval in advance by a corporation's board of directors. In the absence of the board's approval, the disinterested shareholders must approve the transaction or the consideration received by disinterested shareholders in the transaction must at least equal the highest price paid for shares by the interested shareholder or the highest market value since the date on which the interested shareholders acquired his or her shares. In addition, the consideration must be in cash or the same form as the interested shareholder used to acquire the largest number of his or her shares.

    Chapter 42 of the Indiana Business Combination Law also contains certain provisions regulating "control share acquisitions" which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Indiana to meet or exceed certain threshold voting percentages (20%, 33% or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officers or employee-directors of the corporation. As permitted under the Indiana Business Combination Law our bylaws opt out of Section 42 for all control share acquisitions after March 3, 1987. A majority of our board of directors may amend the bylaws so that Section 42 would apply, if consistent with the board's fiduciary responsibilities. The Indiana Business Combination Law specifically authorizes directors, in considering whether an action is for the best interest of a corporation, to consider the effects of any corporate action on shareholders, employees, suppliers and customers of the corporation, communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Under the Indiana Business Combination Law, directors may be held liable for breaches of their duties as directors only if their actions constitute willful misconduct or if they recklessly disregard such duties.

                            DESCRIPTION OF WARRANTS

    We may issue warrants for the purchase of debt securities, common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from such securities. In order to issue the warrants, we may enter into warrant agreements with an agent, who will be named in the applicable prospectus supplement. The warrant agent will act solely as our agent for the warrants and will not assume any obligation or relationship of agency or trust for or with you. This summary of certain provisions of the warrants is not complete and is subject to, and qualified by reference to the provisions of the warrant agreement to be filed with the Securities and Exchange Commission as part of the offering of such warrants. Additional terms of the warrants and the applicable warrant agreement will be described in a prospectus supplement including, where applicable, the following:

    - the title of such warrants;

    - the total number of such warrants;

    - the price or prices at which such warrants will be issued;

    - the designation, number and terms of the debt securities, common stock, preferred stock or any combination thereof purchasable upon exercise of such warrants;

    - the designation and terms of the other securities issued with the warrants and the number of such warrants issued with each such security;

    - the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

    - the price at which each underlying security purchasable upon exercise of such warrants may be purchased;

    - the date the warrants become exercisable, as well as the expiration date;

    - the minimum amount of warrants which may be exercised at any one time;

    - information with respect to book-entry procedures;

    - a discussion of any applicable federal income tax considerations; and

    - any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The New York Stock Exchange also allows you to inspect and copy reports and information about CTS.

    The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference CTS' documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange of 1934 until we sell all of the securities.

    - Annual Report on Form 10-K for the year ended December 31, 1998;

    - Quarterly Report on Form 10-Q for the quarter ended July 4, 1999; and

    - Current Reports on Form 8-K, filed on March 11, 1999, as amended on Forms 8-K/A, filed on March 12, 1999, and May 12, 1999.

You may request a copy of these documents at no cost by writing or telephoning us at the following address:

       CTS Corporation
       905 West Boulevard North
       Elkhart, Indiana 46514
       Attention: Investor Relations
       (219) 293-7511

We will not include exhibits to such documents, unless you specifically request them or such exhibits were specifically incorporated by reference.

    You should rely only on the information incorporated by reference or contained in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in the prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                              PLAN OF DISTRIBUTION

    We may sell the offered securities through agents, underwriters or dealers, or directly to one or more purchasers.

BY AGENTS

    Offered securities may be sold through agents designated by us. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

    If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to various conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

DIRECT SALES

    Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

GENERALLY

    Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

    We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

    All of the securities offered by this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Underwriters that participate in the distribution of the offered securities may make a market in the securities sold to them by us, but they are not required to and may stop any market making activities without prior notice. We can not guarantee a liquid market for any of these securities.

                                 LEGAL MATTERS

    Unless we indicate otherwise in any accompanying prospectus supplement, Jeannine M. Davis, Esq., our Executive Vice President Administration, General Counsel and Secretary, or another of our attorneys, will deliver an opinion about the validity of the securities offered by us.

                                    EXPERTS

    PricewaterhouseCoopers LLP, independent certified public accountants, audited our financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement. These documents have been incorporated by reference herein in reliance upon the authority of PricewaterhouseCoopers LLP as experts in accounting and auditing in giving the report.

    The combined financial statements of the Component Products Division of Motorola, Inc. as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    Our financial statements incorporated herein by reference to reports and documents which are filed with the Securities and Exchange Commission after the date of this prospectus but prior to the filing by us of post-effective amendment indicating that all securities offered hereby have been sold or deregistering all remaining unsold securities will be incorporated by reference in reliance upon the authority of PricewaterhouseCoopers LLP, or any other independent public accountants, as experts in accounting and auditing in giving the report to the extent that such accounting firm has audited the relevant financial statements and consented to the use of their report(s) with respect to such financial statements.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, which will be described in an applicable prospectus supplement, are estimated as follows:

Securities and Exchange Commission registration fee.........  $139,000
Legal fees and expenses.....................................    75,000
Accounting fees and expenses................................    25,000
Printing and engraving expenses.............................    25,000
Trustee's fees and expenses.................................    20,000
Miscellaneous expenses(1)...................................   150,000
                                                              --------
    Total...................................................  $434,000
                                                              ========

------------------------

(1) Includes estimate of stock exchange listing fees, blue sky fees and expenses, NASD filing fees, and rating agency fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The following summary of the material provisions of CTS' bylaws relating to indemnification of directors and officers, CTS' articles of incorporation, CTS' indemnification agreements with officers and directors and the Indiana Business Combination Law is not intended to be exclusive and is qualified in its entirety by such bylaws, articles of incorporation, indemnification agreements and statutes.

    CTS' bylaws provide that CTS shall indemnify its officers and directors to the fullest extent permitted by applicable law. Chapter 37 of the Indiana Business Combination Law provides, in general, that each director and officer of a corporation may be indemnified against liabilities (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to CTS unless a court determines otherwise.

    The articles of incorporation provide that the personal liability of the directors of CTS will be eliminated to the fullest extent permitted by applicable law. The bylaws provide that no director of CTS will be personally liable to the corporation or its shareholders for monetary damages for any breach of his fiduciary duty as a director provided, however, that such provision does not apply to any liability of a director (a) for breach of fiduciary duty if such breach constitutes willful misconduct or recklessness or
(b) for the payment of distributions to shareholders in violation of
Section 23-1-28-3 of the Indiana Business Combination Law.

    Pursuant to separate indemnification agreements with CTS, each officer and director of CTS is indemnified from all liabilities arising out of the activities reasonably taken in the performance of their respective duties as officers and directors of CTS.

    CTS also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of CTS against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by CTS.

ITEM 16. EXHIBITS

         1.1 Underwriting Agreement (to be filed, as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

         4.1            Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 5 to CTS' Current Report on Form 8-K filed with the Commission on September 1, 1998)

         4.2            Bylaws (incorporated by reference to Exhibit 4 to CTS'
                        Current Report on Form 8-K filed with the Commission on September 1, 1998)

         4.3            Form of Senior Indenture

         4.4 Supplemental Indenture (to be filed, as applicable to a particular offering of debt securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

         4.5            The form or forms of securities with respect to each
                        particular series of securities registered hereunder (to be filed as an exhibit to a Current Report on Form 8-K and
                        incorporated herein by reference thereto)

         5.1            Opinion of Jeannine M. Davis, Esq., Executive Vice
                        President-Administration, General Counsel and Secretary of
                        CTS

        12.1            Statement re: Computation of Ratios

        23.1            Consent of PricewaterhouseCoopers LLP

        23.2            Consent of KPMG LLP

        23.3            Consent of Jeannine M. Davis, Esq. (included in Exhibit 5.1)

        24.1            Powers of Attorney

        25.1            Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 on Form T-1 of the Trustee to act as
                        such under the Senior Indenture (to be filed, as applicable to a particular offering of debt securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

ITEM 17. UNDERTAKINGS

    CTS hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a) and
(b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CTS pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of CTS' Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (5) That, (a) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by CTS pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (b) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    CTS hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of CTS pursuant to the foregoing provisions, or otherwise, CTS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CTS of expenses incurred or paid by a director, officer, or controlling person of CTS in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, CTS will, unless in the opinion of counsel for CTS the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berne, Indiana on November 3, 1999.

                                                       CTS CORPORATION

                                                       By:  /s/ JOSEPH P. WALKER
                                                            -----------------------------------------
                                                            Joseph P. Walker
                                                            CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chairman, President and Chief Executive
     -------------------------------------------         Officer (principal executive officer) and
                  Joseph P. Walker                       Director

                          *                            Vice President--Finance and Chief Financial
     -------------------------------------------         Officer (principal financial officer and
                Timothy J. Cunningham                    principal accounting officer)

                          *
     -------------------------------------------       Director
                 Lawrence J. Ciancia

                          *
     -------------------------------------------       Director
                   Thomas G. Cody

                          *
     -------------------------------------------       Director
               Gerald H. Frieling, Jr.

                          *
     -------------------------------------------       Director
                 Robert A. Profusek

                          *
     -------------------------------------------       Director
               Randall J. Weisenburger

    * The undersigned, by signing her name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named persons.

                                                                      /s/ JEANNINE M. DAVIS
                                                            -----------------------------------------
                                                                        Jeannine M. Davis,
                                                                         ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
         1.1            Underwriting Agreement (to be filed, as applicable to a
                        particular offering of Securities, as an exhibit to a
                        Current Report on Form 8-K and incorporated herein by
                        reference thereto)

         4.1            Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 5 to CTS' Current Report on Form 8-K filed with the Commission on September 1, 1998)

         4.2            Bylaws (incorporated by reference to Exhibit 5 to CTS'
                        Current Report on Form 8-K filed with the Commission on September 1, 1998)

         4.3            Form of Senior Indenture

         4.4 Supplemental indenture (to be filed, as applicable to a particular offering of debt securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

         4.5            The form or forms of Securities with respect to each
                        particular series of Securities registered hereunder (to be filed as an exhibit to a Current Report on Form 8-K and
                        incorporated herein by reference thereto)

         5.1            Opinion of Jeannine M. Davis, Esq., Executive Vice
                        President-Administration, General Counsel and Secretary of
                        CTS

        12.1            Statement re: Computation of Ratios

        23.1            Consent of PricewaterhouseCoopers LLP

        23.2            Consent of KPMG LLP

        23.3            Consent of Jeannine M. Davis, Esq. (included in Exhibit 5.1)

        24.1            Powers of Attorney

        25.1            Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 on Form T-1 of the trustee to act as trustee under the Senior Indenture (to be filed, as
                        applicable to a particular offering of debt securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)